   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1997
                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------

                             RITE AID CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                 23-1614034
   (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)
                                30 HUNTER LANE
                         CAMP HILL, PENNSYLVANIA 17011
                                (717) 761-2633
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                               FRANKLIN C. BROWN
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                30 HUNTER LANE
                         CAMP HILL, PENNSYLVANIA 17011
                                (717) 761-2633
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
    ELLIOT S. GERSON           EDMUND M. KAUFMAN         ROBERT A. PROFUSEK
  RITE AID CORPORATION        IRELL & MANELLA LLP       JONES, DAY, REAVIS &
     30 HUNTER LANE          333 SOUTH HOPE STREET              POGUE
 CAMP HILL, PENNSYLVANIA    LOS ANGELES, CALIFORNIA     599 LEXINGTON AVENUE
          17011                      90071            NEW YORK, NEW YORK 10022
     (717) 761-2633             (213) 620-1555             (212) 326-3939

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The securities being registered on this form are to be offered and sold from time to time after the effective date of the Registration Statement by the selling stockholders.

                               ----------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE

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
                                                          PROPOSED
                                           PROPOSED       MAXIMUM
                             AMOUNT        MAXIMUM       AGGREGATE      AMOUNT OF
    TITLE OF SHARES          TO BE      OFFERING PRICE OFFERING PRICE  REGISTRATION
   TO BE REGISTERED        REGISTERED    PER SHARE (1)       (1)           FEE
-----------------------------------------------------------------------------------
Common Stock, par value
 $1.00 per share           9,344,571        $39.19      $366,213,738     $110,974
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(c) upon the basis of the high and low prices of shares of Common Stock on the New York Stock Exchange Composite Tape on January 29, 1997.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE
SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF
ANY SUCH STATE.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 Subject to Completion, Dated February 5, 1997

PROSPECTUS

                              RITE AID CORPORATION

                                9,344,571 SHARES

                                  COMMON STOCK

                                  -----------

  This Prospectus relates to 9,344,571 shares (the "Shares") of Common Stock, par value $1.00 per share ("Common Stock"), of Rite Aid Corporation ("Rite Aid" or the "Company"), which may be offered by the selling stockholders named herein (the "Selling Stockholders") from time to time. The Company will receive no part of the proceeds from sales of the Shares offered hereby.

  The Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange ("PSE") under the trading symbol "RAD." On February 4, 1997, the closing price of the Common Stock on the NYSE was $40.50 per share.

  The Shares will be sold either directly by the Selling Stockholders or through underwriters, brokers, dealers, or agents. At the time any particular offer of Shares is made, if and to the extent required, the specific number of Shares offered, the offering price, and the other terms of the offering, including the names of any underwriters, brokers, dealers or agents involved in the offering and the compensation, if any, of such underwriters, brokers, dealers or agents, will be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in any Prospectus Supplement delivered herewith.

  Unless this Prospectus is accompanied by a Prospectus Supplement stating otherwise, offers and sales may be made pursuant to this Prospectus only in ordinary broker's transactions made on the NYSE or PSE in transactions involving ordinary and customary brokerage commissions.

  The Company will bear all expenses incurred in connection with offers and sales of the Shares pursuant to this Prospectus, except the Selling Stockholders will pay any underwriting discounts and commissions, and transfer taxes incurred in connection therewith.

                                  -----------

  THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION  TO THE CONTRARY  IS A CRIMINAL OFFENSE.

                                  -----------

                The date of this Prospectus is February  , 1997.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such materials can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and at the offices of the PSE, 301 Pine Street, San Francisco, California 94109, on which exchanges the Company's Common Stock is listed. The Commission maintains a Web site that contains reports, proxy statements and other information filed electronically by the Company with the Commission which can be accessed over the Internet at http://www.sec.gov.

  This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to such copy filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission are incorporated in and made a part of this Prospectus by reference: (i) the Company's Annual Report on Form 10-K for the year ended March 2, 1996; (ii) the Company's Quarterly Reports on Form 10-Q for the periods ended June 1, 1996, August 31, 1996 and November 30, 1996; and (iii) the Company's Current Reports on Form 8-K dated April 29, 1996, December 12, 1996, December 16, 1996, December 17, 1996, January 10, 1997 and January 16, 1997.

  All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Shares made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to the Secretary, Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011 (telephone: (717) 761-2633).

                                  THE COMPANY

  The following summary of the business of the Company is qualified in its entirety by and should be read together with the more detailed information and financial statements incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."

  The Company is one of the largest retail drugstore chains in the United States. As of November 30, 1996, the Company operated 2,788 drugstores, averaging within a range of approximately 7,200 to 11,000 square feet per store in size, in 20 states and the District of Columbia and employed over 36,000 employees. Pharmacy service forms the core of the Company's business, with prescriptions accounting for 56.8% of drugstore sales in the 39 week period ended November 30, 1996. The Company's drugstores cater to convenience, offering a full selection of health and personal care products, seasonal merchandise and a large private label product line. Express mail with complementary services and one-hour photo departments have recently been added in select locations. The Company's Eagle Managed Care subsidiary markets prescription plans and sells other managed health care services to large employers and government-sponsored employee benefit programs.

  On December 12, 1996, Rite Aid acquired Thrifty PayLess Holdings, Inc. ("Thrifty PayLess") pursuant to a merger of Thrifty PayLess into Rite Aid (the "Thrifty PayLess Merger"). Pursuant to the Thrifty PayLess Merger, among other things, each share of Thrifty PayLess common stock was converted into the right to receive 0.65 share of Common Stock of Rite Aid, and Thrifty PayLess was merged into Rite Aid.

  The Company is a Delaware corporation with its principal executive offices located at 30 Hunter Lane, Camp Hill, Pennsylvania 17011. The telephone number of Rite Aid at such offices is (717) 761-2633.

                                USE OF PROCEEDS

  The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                             SELLING STOCKHOLDERS

  The following table sets forth certain information as of the date of this Prospectus with respect to shares of Common Stock owned by the Selling Stockholders which are covered by this Prospectus. The number of Shares offered pursuant to this Prospectus for the account of each of the Selling Stockholders equals the total number of Shares owned by each of the Selling Stockholders as of the date of this Prospectus.

                                                               COMMON STOCK
                                                                OWNERSHIP
                                                               PRIOR TO THE
                                                               OFFERING(2)
                                                           --------------------
                NAMES OF SELLING STOCKHOLDERS(1)            NUMBER   PERCENTAGE
                --------------------------------           --------- ----------
      American Manufacturers Mutual Insurance Company.....    42,416       *
      American Motorists Insurance Company................    56,555       *
      BankAmerica Capital Corporation.....................   791,772       *
      BT Investment Partners..............................   176,735       *
      Chemical Investments, Inc. .........................   176,735       *
      Citicorp North America, Inc. .......................   883,674       *
      Jackson W. Goodall..................................    40,848       *
      Kemper Reinsurance Company..........................    56,555       *
      Landmark Equity Partners III, L.P. ................. 1,060,409       *
      Landmark Equity Partners IV, L.P. ..................    56,555       *
      Leonard Green & Associates, L.P.(3)................. 1,842,381    1.5%
      Lumbermens Mutual Casualty Company..................   141,388       *
      Merchant Banking L.P. No. IV........................    12,269       *
      Merrill Lynch LP Holdings, Inc. ....................    93,772       *
      Midland Montague Private Equity Inc.................   353,470       *
      O&M Investment Partners.............................    42,014       *
      Pruco Life Insurance Company........................    70,694       *
      Prudential Insurance Company of America............. 1,272,491    1.0%
      Prudential Reinsurance Company......................    70,694       *
      Robert Fleming Nominees Limited.....................    53,020       *
      South Ferry #2, L.P. ...............................   106,041       *
      The Nippon Credit Bank, Ltd. .......................   176,735       *
      UBS Capital LLC.....................................   883,674       *
      Wells Fargo & Company...............................   883,674       *
                                                           ---------
          Total........................................... 9,344,571
                                                           =========

--------
 * Less than 1%.
(1) Includes any distributees, pledgees, donees, transferees or other successors in interest of any Selling Stockholders. Information concerning the identity of any such persons and their sales of shares of Common Stock will be set forth in an amendment or supplement to this Prospectus. See "PLAN OF DISTRIBUTION."
(2) Based on 122,783,236 shares of Common Stock outstanding on January 31, 1997, which includes shares of Common Stock issuable as a result of the Thrifty PayLess Merger upon surrender of the certificates formerly representing shares of Thrifty PayLess common stock.
(3) Leonard I. Green, who became a member of the Board of Directors of the Company on January 8, 1997 controls an entity which is a general partner of Leonard Green & Associates, L.P.

                         DESCRIPTION OF CAPITAL STOCK

  The statements set forth under this heading with respect to Rite Aid's Restated Certificate of Incorporation (the "Rite Aid Charter"), Rite Aid's By-laws (the "Rite Aid By-laws") and the Delaware General Corporation Law (the "DGCL"), are brief summaries thereof and do not purport to be complete. Such statements are subject to the detailed provisions of the Rite Aid Charter, the Rite Aid By-laws and the DGCL. See "Available Information."

  Under the Rite Aid Charter, Rite Aid's authorized capital stock consists of 300,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock").

PREFERRED STOCK

  No shares of Preferred Stock are issued or outstanding. The Board of Directors of Rite Aid (the "Board") is authorized to issue Preferred Stock in one or more series and to determine liquidation preferences, voting rights, dividend rights, conversion rights and redemption rights thereof. The ability of the Board to issue and set the terms of Preferred Stock could have the effect of making it more difficult for a third person to acquire, or of discouraging a third person from attempting to acquire, control of Rite Aid.

COMMON STOCK

  There are 122,783,236 shares of Common Stock issued and outstanding as of January 31, 1997, which includes shares of Common Stock issuable as a result of the Thrifty PayLess Merger upon surrender of the certificates formerly representing shares of Thrifty PayLess common stock. On such date, an additional 6,532,169 shares of Common Stock were issued and held in the treasury of Rite Aid, 5,953,266 shares were reserved for issuance pursuant to the terms of Rite Aid's convertible debt and 6,246,514 shares of Common Stock were reserved for issuance under Rite Aid's 1990 Omnibus Stock Incentive Plan.

  The holders of Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of the Board, subject to any preferential dividend rights granted to the holders of any outstanding Preferred Stock.

  Each holder of Common Stock is entitled to one vote in respect of each share of such stock. Holders of Common Stock do not have preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.

CHARTER PROVISIONS

  The Rite Aid Charter specifies that the Board shall be divided into three classes, as nearly equal in number as possible, and shall consist of not less than three nor more than 15 directors elected for three year staggered terms. The Rite Aid By-laws provide that the number of directors on the Board may be fixed by the Board only, or if the number is not fixed, the number will be seven. The number of directors may be increased or decreased by the Board only. In the interim period between annual meetings of stockholders or of special meetings of stockholders, vacancies and newly created directorships may be filled by the Board. Any directors so elected will hold office until the next election of the class to which such directors have been elected. The Board currently consists of 12 directors.

  The Rite Aid Charter requires that any mergers, consolidations, asset dispositions and other transactions involving a beneficial owner of 10% or more of the voting power of the then outstanding classes of stock entitled to vote in the election of directors (the "Voting Stock") be approved, unless certain conditions are satisfied, by the affirmative vote of the holders of shares representing not less than 75% of the Voting Stock. These special voting requirements do not apply if the transaction is approved by a majority of the Continuing Directors (as defined below) or the consideration offered to the stockholders of Rite Aid meets specified fair price standards

(including related procedural requirements as to the form of consideration and continued payment of dividends). "Continuing Director" as defined in the Rite Aid Charter means a member of the Board who was not affiliated with a Related Person (as defined below) and was a member of the Board prior to the time that the Related Person acquired the last shares of Common Stock entitling such Related Person to exercise, in the aggregate, in excess of 10% of the total voting power of all classes of Voting Stock, or any individual, corporation, partnership, person or other entity ("Person") recommended to succeed a Continuing Director by a majority of Continuing Directors. "Related Person" as defined in the Rite Aid Charter means any Person, affiliate or associate of such Person, which has beneficial ownership directly or indirectly of shares of stock of Rite Aid entitling such Person to exercise more than 10% of the total voting power of all classes of Voting Stock.

  The Rite Aid Charter also provides that any corporate action either (i) taken at a special meeting of stockholders called by the Board, a majority of whose members are not Continuing Directors or (ii) approved by written consent of stockholders, shall require the approval of not less than 75% of the then outstanding Voting Stock.

CHANGE OF CONTROL

  Section 203 of the DGCL prohibits generally a public Delaware corporation, including Rite Aid, from engaging in a Business Combination (as defined below) with an Interested Stockholder (as defined below) for a period of three years after the date of the transaction in which an Interested Stockholder became such, unless: (i) the board of directors of such corporation approved, prior to the date such Interested Stockholder became such, either such Business Combination or such transaction; (ii) upon consummation of such transaction, such Interested Stockholder owns at least 85% of the voting shares of such corporation (excluding specified shares); or (iii) such Business Combination is approved by the board of directors of such corporation and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding voting shares of such corporation (excluding shares held by such Interested Stockholder). A "Business Combination" includes (i) mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an Interested Stockholder, (ii) certain transactions resulting in the issuance or transfer to an Interested Stockholder of any stock of such corporation or its subsidiaries and (iii) certain other transactions resulting in a financial benefit to an Interested Stockholder. An "Interested Stockholder" is a person who owns (or, if such person is an affiliate or associate of the corporation, within a three-year period did own) 15% or more of a corporation's stock entitled to vote generally in the election of directors and, the affiliates and associates of such person.

                             PLAN OF DISTRIBUTION

  The Selling Stockholders or their respective distributees, pledgees, donees, transferees or other successors in interest may offer Shares from time to time depending on market conditions and other factors, in one or more transactions on the NYSE or other national securities exchanges on which the Shares are traded, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The Shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Sales of Shares may involve (i) sales to underwriters who will acquire Shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at time of sale,
(ii) block transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (iii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account, (iv) an exchange distribution in accordance with the rules of any such exchange, and (v) ordinary brokerage transactions and transactions in which a broker solicits purchasers. Brokers and dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and any broker or dealer that participates in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. In the event any Selling Stockholder engages an underwriter in connection with the sale of the Shares, to the extent required, a Prospectus Supplement will be distributed, which will set forth the number of Shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.


  Pursuant to the Stockholder Agreement, dated as of October 13, 1996 (the "Stockholder Agreement"), by and between the Company and Green Equity Investors, L.P. ("GEI") the Company will pay all registration expenses in connection with all registrations of the Shares upon the written request of GEI, and GEI will pay (i) any fees or disbursements of the counsel to the Selling Stockholders in connection with the registration of their Shares and
(ii) all underwriting discounts and commissions and transfer taxes, if any, and other fees, costs and expenses of the Selling Stockholders relating to the sale or disposition of the Selling Stockholders' Shares. GEI and the Company have agreed to indemnify each other against certain civil liabilities, including certain liabilities under the Securities Act. GEI has advised the Company that it anticipates that each Selling Stockholder will pay or reimburse GEI for those fees, costs, expenses and indemnifications for which GEI is responsible under the Stockholder Agreement, as described in the preceding two sentences, and which relate to such Selling Stockholder's Shares.

                                 LEGAL MATTERS

  Certain legal matters in connection with the validity of the Shares offered hereby have been passed upon for the Company by Elliot S. Gerson, Esq., Senior Vice President and Assistant Chief Legal Counsel for the Company.

                                    EXPERTS

  The consolidated financial statements and schedule of the Company and its subsidiaries as of March 2, 1996 and March 4, 1995, and for each of the years in the three-year period ended March 2, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the March 4, 1995 consolidated financial statements refers to a change in the method of accounting for investments.

  With respect to the unaudited interim financial information of the Company and subsidiaries for the periods ended June 1, 1996, August 31, 1996 and November 30, 1996, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's quarterly reports on Form 10-Q for the quarters ended June 1, 1996, August 31, 1996 and November 30, 1996, and incorporated by reference herein, state that they did not audit and they do not express an opinion on the interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

  The consolidated financial statements of Thrifty PayLess and subsidiaries as of September 29, 1996 and October 1, 1995 and for each of the years in the three-year period ended September 29, 1996, have been incorporated by reference in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       CERTAIN FORWARD-LOOKING STATEMENTS

  This Prospectus (including the documents incorporated or deemed incorporated by reference herein) contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to the Company and Thrifty PayLess that are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the management of the Company. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company, Thrifty PayLess or the management of the Company, identify forward-looking statements. Such statements, which include, without limitation, the matters set forth herein under the caption "The Company," reflect the current views of the Company with respect to future events, the outcome of which is subject to certain risks, including among others (i) competition from other drugstore chains, supermarkets, membership clubs and other retailers as well as third-party plans and mail order providers, (ii) the continued efforts of third-party payors to reduce prescription drug costs, and (iii) possible federal and state health care reform initiatives to reduce governmental health costs. The forward-looking statements referred to above are also subject to uncertainties and assumptions relating to the operations and results of operations of the Company following the Thrifty PayLess Merger, including the Company's ability successfully to integrate the operations of the Company and Thrifty PayLess (particularly in light of the different merchandising strategies and store sizes and the geographic separation of the two chains) while continuing to manage the day-to-day business of the combined company, pricing pressures, shifts in market demand and general economic conditions, all of which are factors that may affect the timing and realization of costs savings and other synergistic benefits of the Thrifty PayLess Merger assumed by the Company. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

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  NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING HEREBY TO GIVE
ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CON-STITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES
TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITA-TION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
The Company................................................................   3
Use of Proceeds............................................................   3
Selling Stockholders.......................................................   4
Description of Capital Stock...............................................   5
Plan of Distribution.......................................................   7
Legal Matters..............................................................   7
Experts....................................................................   8
Certain Forward-Looking Statements.........................................   8

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                               9,344,571 SHARES

                             RITE AID CORPORATION

                                 COMMON STOCK

                               ----------------

                                  PROSPECTUS

                               ----------------


                               FEBRUARY  , 1997

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

  The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which have been or will be paid by the Company, are as follows:

      SEC registration fee............................................ $110,974
      Accountants' fees and expenses..................................   35,000
      Attorneys' fees and expenses....................................   25,000
      Printing expenses...............................................   15,000
      Miscellaneous...................................................   14,026
                                                                       --------
        Total......................................................... $200,000
                                                                       ========

  Except for the SEC registration fee, all expenses are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise. Article Tenth of the Company's Restated Certificate of Incorporation and Article VII of the Company's By-laws provide for the indemnification of its directors and officers as authorized by
Section 145 of the Delaware General Corporation Law.

  Article Tenth of the Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

  The directors and officers of the Company and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act under liability insurance policies carried by the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

  1.1 --Form of Underwriting Agreement (any underwriting agreement entered into with respect to any of the Shares will be filed as an exhibit to a current report on Form 8-K and will be deemed incorporated herein by reference).
  4.1 --Restated Certificate of Incorporation of the Company, dated December
        12, 1996 (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement (File No. 333-19553)).
  4.2 --By-laws of the Company (incorporated herein by reference to Exhibit
        3(a) to the Company's Registration Statement on Form S-1 filed April 26,
        1968) and Amendments to By-laws (incorporated herein by reference to Exhibit (3) to the Company's Form 10-K filed May 29, 1983).
  4.3 --Stockholder Agreement, dated as of October 13, 1996 between the Company and Green Equity Investors, L.P. (incorporated herein by reference to Exhibit 2.2 to the Company's Registration Statement (File No. 333-
        14759)).
  5.1 --Opinion and consent of Elliot S. Gerson, Esq. (filed herewith).
 15.1 --Letter of KPMG Peat Marwick LLP regarding unaudited interim financial information (filed herewith).
 23.1 --Consent of KPMG Peat Marwick LLP with respect to the Company (filed herewith).
 23.2 --Consent by KPMG Peat Marwick LLP with respect to Thrifty PayLess (filed herewith).
 23.3 --Consent of Elliot S. Gerson, Esq. (included in Exhibit 5.1 hereto).
 24.1 --Powers of Attorney (filed herewith).

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on February 4, 1997.

                                          RITE AID CORPORATION

                                                   /s/ Martin L. Grass
                                          By __________________________________
                                                     Martin L. Grass
                                                Chairman of the Board and
                                                 Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated on February 4, 1997.

             SIGNATURE                              TITLE
             ---------                              -----
       /s/ Martin L. Grass           Chairman of the Board and Chief
____________________________________ Executive Officer
          Martin L. Grass

      /s/ Timothy J. Noonan          President, Chief Operating Officer
____________________________________ and Director
         Timothy J. Noonan

      /s/ Frank M. Bergonzi          Executive Vice President, Chief
____________________________________ Financial Officer and Chief
         Frank M. Bergonzi           Accounting Officer

      /s/ Franklin C. Brown          Executive Vice President, Chief
____________________________________ Legal Counsel and Director
         Franklin C. Brown

          /s/ Alex Grass             Director
____________________________________
             Alex Grass

        /s/ Leonard Green            Director
____________________________________
           Leonard Green

      /s/ Nancy A. Lieberman         Director
____________________________________
         Nancy A. Lieberman

____________________________________ Director
           Philip Neivert

       /s/ Leonard N. Stern          Director
____________________________________
          Leonard N. Stern

                                     Director
____________________________________
         William J. Bratton

             SIGNATURE                              TITLE
             ---------                              -----
____________________________________ Director
             Henry Taub

____________________________________ Director
        Preston Robert Tisch

____________________________________ Director
          Gerald Tsai, Jr.

--------
* The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named persons and contemporaneously filed herewith.

                                                   /s/ Martin L. Grass
                                     ------------------------------------------
                                                     Martin L. Grass
                                                    Attorney-in-fact

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
   1.1   --Form of Underwriting Agreement (any underwriting agreement entered into with respect to any of the Shares will be filed as an exhibit to a current report on Form 8-K and will be deemed incorporated herein by reference).
   4.1   --Restated Certificate of Incorporation of the Company, dated December
           12, 1996 (incorporated herein by reference to Exhibit 4.1 to the
           Company's Registration Statement (File No. 333-19553)).
   4.2   --By-laws of the Company (incorporated herein by reference to Exhibit
           3(a) to the Company's Registration Statement on Form S-1 filed April
           26, 1968) and Amendments to By-laws (incorporated herein by reference to Exhibit (3) to the Company's Form 10-K filed May 29, 1983).
   4.3   --Stockholder Agreement, dated as of October 13, 1996 between the
           Company and Green Equity Investors, L.P. (incorporated herein by reference to Exhibit 2.2 to the Company's Registration Statement
           (File No. 333-14759)).
   5.1   --Opinion and consent of Elliot S. Gerson, Esq. (filed herewith).
  15.1   --Letter of KPMG Peat Marwick LLP regarding unaudited interim financial information (filed herewith).
  23.1   --Consent of KPMG Peat Marwick LLP with respect to the Company (filed herewith).
  23.2   --Consent by KPMG Peat Marwick LLP with respect to Thrifty PayLess
           (filed herewith).
  23.3   --Consent of Elliot S. Gerson (included in Exhibit 5.1 hereto).
  24.1   --Powers of Attorney (filed herewith).